EX-31 Rule 13a-14(d)/15d-14(d) Certifications.

I, Anthony Sfarra, certify that:

1. I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the Wells Fargo Commercial Mortgage Trust 2017-RB1 (the "Exchange Act periodic reports");

2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4. Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:

Greystone Servicing Company LLC (as successor to C-III Asset Management LLC), as Special Servicer, Wilmington Trust, National Association, as Trustee, Trimont Real Estate Advisors, LLC, as Operating Advisor, CoreLogic Solutions, LLC, as Servicing Function Participant, Computershare Trust Company, National Association, as Servicing Function Participant for the Certificate Administrator on and after November 1, 2021, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian on and after November 1, 2021, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer for The Summit Birmingham Mortgage Loan prior to November 15, 2021, Rialto Capital Advisors, LLC, as Special Servicer for The Summit Birmingham Mortgage Loan on and after November 15, 2021, Wilmington Trust, National Association, as Trustee for The Summit Birmingham Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for The Summit Birmingham Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for The Summit Birmingham Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for The Summit Birmingham Mortgage Loan on and after November 1, 2021, Rialto Capital Advisors, LLC, as Special Servicer for the Anaheim Marriott Suites Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Anaheim Marriott Suites Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Anaheim Marriott Suites Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Anaheim Marriott Suites Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Anaheim Marriott Suites Mortgage Loan on and after November 1, 2021, Rialto Capital Advisors, LLC, as Special Servicer for the 1166 Avenue of the Americas Mortgage Loan, Wilmington Trust, National Association, as Trustee for the 1166 Avenue of the Americas Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the 1166 Avenue of the Americas Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the 1166 Avenue of the Americas Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the 1166 Avenue of the Americas Mortgage Loan on and after November 1, 2021, Rialto Capital Advisors, LLC, as Special Servicer for the KOMO Plaza Mortgage Loan, Wilmington Trust, National Association, as Trustee for the KOMO Plaza Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the KOMO Plaza Mortgage Loan, CoreLogic Solutions, LLC,  as Servicing Function Participant for the KOMO Plaza Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the KOMO Plaza Mortgage Loan on and after November 1, 2021, Rialto Capital Advisors, LLC, as Special Servicer for the Merrill Lynch Drive Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Merrill Lynch Drive Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Merrill Lynch Drive Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Merrill Lynch Drive Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Merrill Lynch Drive Mortgage Loan on and after November 1, 2021, Rialto Capital Advisors, LLC, as Special Servicer for the 340 Bryant Mortgage Loan, Wilmington Trust, National Association, as Trustee for the 340 Bryant Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the 340 Bryant Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the 340 Bryant Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the 340 Bryant Mortgage Loan on and after November 1, 2021, CWCapital Asset Management LLC, as Special Servicer for the Art Van Portfolio Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Art Van Portfolio Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Art Van Portfolio Mortgage Loan, and CoreLogic Solutions, LLC, as Servicing Function Participant for the Art Van Portfolio Mortgage Loan, and Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Art Van Portfolio Mortgage Loan on and after November 1, 2021.

Dated: March 11, 2022

/s/ Anthony Sfarra

Anthony Sfarra

President

(senior officer in charge of securitization of the depositor)